Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER 2017 RESULTS AND REAFFIRMS 2017 GUIDANCE
Revenues grow 6.7%, operating income up $4.6 million, and net cash provided by operating activities up $9.0 million from the same period in 2016
RUTLAND, VERMONT (May 4, 2017) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended March 31, 2017.
Highlights for the Three Months Ended March 31, 2017:

•	Revenues were $133.8 million for the quarter, up $8.4 million, or 6.7%, from the same period in 2016.

•	Net loss improved by $7.4 million to $(0.2) million for the quarter, compared to $(7.6) million for the same period in 2016.

•	Adjusted Net Income (Loss) Attributable to Common Stockholders* was $0.3 million for the quarter, compared to $(7.7) million for the same period in 2016.

•	Adjusted EBITDA* was $23.1 million for the quarter, up $3.9 million, or 20.1%, from the same period in 2016.

•	Operating income was $6.6 million for the quarter, up $4.6 million, or 232.5%, from the same period in 2016.

•	Net cash provided by operating activities was $10.7 million for the quarter, up $9.0 million from the same period in 2016.

•	Free Cash Flow* was $1.1 million for the quarter, up $9.4 million from the same period in 2016.
“We had another strong quarter as we continued to execute well against our key management strategies and benefited from stronger recycled commodity pricing for fibers,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on creating shareholder value through increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, improving returns in our recycling business, and reducing leverage through strict capital discipline and debt repayment. The progress we have made on our strategies clearly drove positive financial results in the first quarter, with operating income up $4.6 million, operating income margins up 330 bps, and consolidated net leverage down year-over-year.”
“From an operating standpoint, our disciplined solid waste pricing programs continued to outpace internal inflation with overall solid waste pricing up 2.4% in the quarter, driven by strong landfill pricing which was up 3.4%, and robust residential and commercial pricing which was up 3.1%,” Casella said. “Further, our efforts to reduce operating costs and drive efficiencies continued to gain traction in the first quarter, with our cost of operations as a percentage of revenues down 140 bps year-over-year.”
“Our solid waste volumes were down 1.5% in the first quarter, mainly due to a 6.4% decline in disposal volumes,” Casella said. “Disposal volumes were down as we continued to ramp down volumes at our Southbridge landfill, and we purposely shed lower priced volumes as we worked to improve price and mix at our landfills. We also faced a tough year-over-year weather comparison with typical winter weather in the northeast this year, as compared to historically warm winter weather last year that pulled forward volumes into the first quarter.”
“Recycling commodity prices were up 22.6% sequentially from the fourth quarter of 2016 to the first quarter, mainly driven by higher paper and cardboard pricing,” Casella said. “Higher commodity prices, coupled with the changes that we made over the last two years to reshape our recycling business model, helped to drive strong recycling performance in the quarter. While recycling commodity prices have dropped by roughly 25% from March to April on weakness in paper and cardboard pricing, we do not expect this decline to impact our guidance for the year since we had previously budgeted prices to moderate throughout the year.”
For the quarter, revenues were $133.8 million, up $8.4 million, or 6.7%, from the same period in 2016, with revenue growth mainly driven by: robust collection, disposal and recycling commodity pricing; the roll-over impact from the acquisition of three transfer stations in the second quarter of 2016; and higher volumes in the Company's organics and customer solutions lines-of-business; partially offset by lower solid waste volumes, primarily associated with the planned ramp down of volumes at the Southbridge landfill, the shedding of low priced volumes, and a tough year-over-year comparison due to weather.
Net loss attributable to common stockholders was $(0.2) million, or $(0.01) per diluted common share for the quarter, as compared to net loss attributable to common stockholders of $(7.6) million, or $(0.19) per diluted common share for the same period in 2016. Adjusted Net Income Attributable to Common Stockholders was $0.3 million for the quarter, or an Adjusted Diluted Earnings Per Common Share* of $0.01 for the quarter, as compared to Adjusted Net Loss Attributable to Common Stockholders of $(7.7) million, or an Adjusted Diluted Earnings Per Common Share of $(0.19) for the same period in 2016.
Operating income was $6.6 million for the quarter, up $4.6 million from the same period in 2016. Adjusted EBITDA was $23.1 million for the quarter, up $3.9 million from the same period in 2016, with growth mainly driven by improved performance in the Company's collection and recycling lines-of-business.
The first quarter included a $0.5 million loss on debt extinguishment related to the remarketing of our $25.0 million aggregate principal amount of Finance Authority of Maine Solid Waste Disposal Revenue Bonds.
Net cash provided by operating activities was $10.7 million for the quarter, up $9.0 million from the same period in 2016. Free Cash Flow was $1.1 million for the quarter, as compared to $(8.3) million for the same period in 2016.
Outlook
The Company reaffirmed its guidance for the year ending December 31, 2017 by estimating results in the following ranges:

•	Revenues between $577 million and $587 million (as compared to $565.0 million in fiscal year 2016);

•	Adjusted EBITDA between $124 million and $128 million (as compared to $120.6 million in fiscal year 2016); and

•	Normalized Free Cash Flow between $32 million and $36 million (as compared to $27.1 million in fiscal year 2016).
The Company does not provide reconciling information of non-GAAP financial measures on a forward-looking basis because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP financial measures for forward-looking periods because its methodology for calculating such non-GAAP financial measures is based on sensitivity analysis compared to budget at the business unit level rather than on differences from Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, May 5, 2017 at 9:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 11930800) until 12:00 p.m. ET on May 12, 2017.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net loss attributable to common stockholders, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income (Loss) Attributable to Common Stockholders"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income (Loss) Attributable to Common Stockholders divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units despite the net loss position during the period.
The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
Adjusted EBITDA and Adjusted Operating Income are reconciled to net loss, while Adjusted Net Income (Loss) Attributable to Common Stockholders is reconciled to net loss attributable to common stockholders, Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share, and Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the Company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP, Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.

Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: the outcome of its expansion efforts and related matters at the Southbridge landfill, including the uncertainty of the permitting process and groundwater contamination discovered near the landfill, which may delay or negatively impact its permitting activities at that landfill and result in increased costs and liabilities as well as potentially leading to a discontinuation of operations at the landfill; adverse weather conditions that have negatively impacted and may continue to negatively impact its revenues and its operating margin; current economic conditions that have adversely affected and may continue to adversely affect its revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside its control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may incur environmental charges or asset impairments in the future; and the Company's credit facility agreement requires it to meet a number of financial ratios and covenants. There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2016.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$133,802	$125,432
Operating expenses:
Cost of operations	94,544	90,418
General and administration	18,845	18,587
Depreciation and amortization	13,849	14,453
	127,238	123,458
Operating income	6,564	1,974
Other expense (income):
Interest expense, net	6,381	9,926
Loss (gain) on debt extinguishment	472	(48)
Other income	(81)	(141)
Other expense, net	6,772	9,737
Loss before income taxes	(208)	(7,763)
Provision (benefit) for income taxes	16	(149)
Net loss	(224)	(7,614)
Less: Net loss attributable to noncontrolling interests	—	(6)
Net loss attributable to common stockholders	$(224)	$(7,608)
Basic and diluted weighted average common shares outstanding	41,584	40,996
Basic and diluted earnings per common share	$(0.01)	$(0.19)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,226	$2,544
Accounts receivable - trade, net of allowance for doubtful accounts	55,627	61,196
Other current assets	14,882	14,848
Total current assets	72,735	78,588
Property, plant and equipment, net of accumulated depreciation and amortization	393,744	398,466
Goodwill	119,936	119,899
Intangible assets, net	7,472	7,696
Restricted assets	1,039	1,002
Cost method investments	12,333	12,333
Other non-current assets	13,990	13,528
Total assets	$621,249	$631,512
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$4,669	$4,686
Accounts payable	40,512	44,997
Other accrued liabilities	24,300	32,743
Total current liabilities	69,481	82,426
Long-term debt and capital leases, less current maturities	503,743	503,961
Other long-term liabilities	71,202	69,675
Total stockholders' deficit	(23,177)	(24,550)
Total liabilities and stockholders' deficit	$621,249	$631,512

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(224)	$(7,614)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,849	14,453
Depletion of landfill operating lease obligations	1,764	1,950
Interest accretion on landfill and environmental remediation liabilities	965	886
Amortization of debt issuance costs and discount on long-term debt	646	1,040
Stock-based compensation	1,257	722
Gain on sale of property and equipment	(84)	(203)
Loss (gain) on debt extinguishment	472	(48)
Deferred income taxes	(74)	100
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(7,895)	(9,562)
Net cash provided by operating activities	10,676	1,724
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(414)	—
Acquisition related additions to property, plant and equipment	(58)	—
Additions to property, plant and equipment	(8,634)	(9,848)
Payments on landfill operating lease contracts	(977)	(500)
Proceeds from sale of property and equipment	84	359
Net cash used in investing activities	(9,999)	(9,989)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	71,200	64,300
Principal payments on long-term debt	(71,933)	(57,948)
Payments of debt issuance costs	(620)	(99)
Proceeds from the exercise of share based awards	358	—
Change in restricted cash	—	1,348
Net cash (used in) provided by financing activities	(995)	7,601
Net decrease in cash and cash equivalents	(318)	(664)
Cash and cash equivalents, beginning of period	2,544	2,312
Cash and cash equivalents, end of period	$2,226	$1,648
Supplemental Disclosure of Cash Flow Information:
Cash interest	$8,045	$16,122
Cash income taxes, net of refunds	$54	$101

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA to Net loss:

	Three Months Ended March 31,
	2017	2016
Net loss	$(224)	$(7,614)
Net loss margin	(0.2)%	(6.1)%
Provision (benefit) for income taxes	16	(149)
Other income	(81)	(141)
Loss (gain) on debt extinguishment	472	(48)
Interest expense, net	6,381	9,926
Depreciation and amortization	13,849	14,453
Depletion of landfill operating lease obligations	1,764	1,950
Interest accretion on landfill and environmental remediation liabilities	965	886
Adjusted EBITDA	$23,142	$19,263
Adjusted EBITDA margin	17.3%	15.4%

Following is a reconciliation of Adjusted Net Income (Loss) Attributable to Common Stockholders to Net loss attributable to common stockholders:

	Three Months Ended March 31,
	2017	2016
Net loss attributable to common stockholders	$(224)	$(7,608)
Loss (gain) on debt extinguishment	472	(48)
Tax effect (i)	2	—
Adjusted Net Income (Loss) Attributable to Common Stockholders	$250	$(7,656)
Diluted weighted average common shares outstanding	41,584	40,996
Dilutive effect of options and restricted / performance stock units	938	—
Adjusted Diluted Weighted Average Common Shares Outstanding	42,522	40,996
Adjusted Diluted Earnings Per Common Share	$0.01	$(0.19)

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share to Diluted earnings per common share:

	Three Months Ended March 31,
	2017	2016
Diluted earnings per common share	$(0.01)	$(0.19)
Loss (gain) on debt extinguishment	0.02	—
Tax effect	—	—
Adjusted Diluted Earnings Per Common Share	$0.01	$(0.19)

Following is a reconciliation of Free Cash Flow to Net cash provided by operating activities:

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$10,676	$1,724
Capital expenditures	(8,634)	(9,848)
Payments on landfill operating lease contracts	(977)	(500)
Proceeds from sale of property and equipment	84	359
Free Cash Flow	$1,149	$(8,265)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended March 31, 2017 and 2016 are as follows:

	Three Months Ended March 31,
	2017	% of Total Revenue	2016	% of Total Revenue
Collection	$59,838	44.7%	$57,851	46.1%
Disposal	31,281	23.4%	32,253	25.7%
Power generation	1,352	1.0%	1,707	1.4%
Processing	1,660	1.3%	973	0.8%
Solid waste operations	94,131	70.4%	92,784	74.0%
Organics	9,214	6.9%	8,935	7.1%
Customer solutions	13,822	10.3%	13,075	10.4%
Recycling	16,635	12.4%	10,638	8.5%
Total revenues	$133,802	100.0%	$125,432	100.0%

Components of revenue growth for the three months ended March 31, 2017 compared to the three months ended March 31, 2016 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$1,375	2.4%	1.5%	1.1%
Disposal	839	2.6%	0.9%	0.7%
Solid Waste Price	2,214		2.4%	1.8%
Collection	556		0.6%	0.4%
Disposal	(2,064)		(2.2)%	(1.6)%
Processing	127		0.1%	0.1%
Solid Waste Volume	(1,381)		(1.5)%	(1.1)%
Fuel surcharge	(7)		—%	—%
Commodity price & volume	205		0.2%	0.2%
Acquisitions, net divestitures	316		0.4%	0.2%
Total Solid Waste	1,347		1.5%	1.1%
Organics	279			0.2%
Customer Solutions	747			0.6%
Recycling Operations:			% of Recycling Operations
Price	5,590		52.6%	4.5%
Volume	407		3.8%	0.3%
Total Recycling	5,997		56.4%	4.8%
Total Company	$8,370			6.7%

Solid waste internalization rates by region for the three months ended March 31, 2017 and 2016 are as follows:

	Three Months Ended March 31,
	2017	2016
Eastern region	47.1%	44.7%
Western region	68.4%	72.6%
Solid waste internalization	57.1%	57.5%
Components of capital expenditures for the three months ended March 31, 2017 and 2016 are as follows (ii):

	Three Months Ended March 31,
	2017	2016
Total Growth Capital Expenditures	$982	$1,346
Replacement Capital Expenditures:
Landfill development	2,814	3,787
Vehicles, machinery, equipment and containers	3,971	4,194
Facilities	580	154
Other	287	367
Total Replacement Capital Expenditures	7,652	8,502
Total Growth and Replacement Capital Expenditures	$8,634	$9,848

(ii)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.